Exhibit 99.1

3700 Glenwood Ave., Ste. 530 Raleigh, NC 27612

TRIANGLE CAPITAL CORPORATION REPORTS FOURTH
QUARTER AND FULL YEAR 2016 RESULTS

RALEIGH, NC - February 22, 2017, Triangle Capital Corporation (NYSE: TCAP) (“Triangle” or the “Company”), a leading provider of capital to lower middle market companies, today announced its financial and operating results for the fourth quarter of 2016 and the full year of 2016.

Fourth Quarter 2016 Highlights

•	Total Investment Portfolio at Fair Value: $1,037.9 million

•	Total Net Assets (Equity): $611.2 million

•	Net Asset Value Per Share (Book Value): $15.13

•	Weighted Average Yield on Debt Investments: 11.7%

•	Efficiency Ratio (Compensation and G&A Expenses/Total Investment Income), exclusive of previously announced one-time expense items: 18.8%

•	Investment Portfolio Activity for the Quarter Ended December 31, 2016

•	Cost of investments made during the period: $155.6 million

•	Principal repayments (excluding PIK interest repayments) during the period: $40.9 million

•	Proceeds related to the sale of equity investments during the period: $13.6 million

•	Non-Accrual Assets as a Percentage of Total Portfolio Cost and Fair Value: 3.5% / 1.5%

•	Financial Results for the Quarter Ended December 31, 2016

•	Total investment income: $31.2 million

•	Net investment income: $17.1 million; net investment income, exclusive of previously announced one-time expense items: $18.6 million

•	Net investment income per share: $0.42; net investment income per share, exclusive of previously announced one-time expense items: $0.46

•	Net realized gains: $8.7 million

•	Net increase in net assets resulting from operations: $7.3 million

•	Net increase in net assets resulting from operations per share: $0.18

Full Year 2016 Highlights

•	Investment Portfolio Activity for the Year Ended December 31, 2016

•	Cost of investments made during the period: $319.5 million

•	Principal repayments (excluding PIK interest repayments) during the period: $202.3 million

•	Proceeds related to the sale of equity investments during the period: $34.4 million

•	Financial Results for the Year Ended December 31, 2016

•	Total investment income: $113.7 million

•	Net investment income: $58.9 million; net investment income, exclusive of previously announced one-time expense items: $65.9 million

•	Net investment income per share: $1.62; net investment income per share, exclusive of previously announced one-time expense items: $1.81

•	Net realized gains: $2.0 million

•	Net increase in net assets resulting from operations: $34.3 million

•	Net increase in net assets resulting from operations per share: $0.94

•	Efficiency Ratio (Compensation and G&A Expenses/Total Investment Income), exclusive of previously announced one-time expense items: 18.6%

In commenting on the Company’s results, E. Ashton Poole, President and Chief Executive Officer, stated, “The fourth quarter represented a strong finish to the year for Triangle, with over $155 million of new investments. Adjusting for previously announced one-time expense items, we were pleased to generate net investment income of $0.46 per share as compared to our dividend of $0.45 per share. As we turn to 2017, we are excited by the robust level of activity we are seeing across many of our portfolio companies and also many of the financial sponsors with which we work. The recent approval of our third Small Business Investment Company license will help further position us as a leading provider of capital to companies operating in the lower middle market during 2017 and beyond.”

Fourth Quarter 2016 Results

Total investment income during the fourth quarter of 2016 was $31.2 million, compared to total investment income of $27.4 million for the third quarter of 2016. The increase in our quarter-over-quarter total investment income resulted primarily from higher average portfolio loan balances in the fourth quarter and a $2.0 million increase in non-recurring income received during the fourth quarter.

Net investment income during the fourth quarter of 2016 was $17.1 million, compared to net investment income of $15.8 million for the third quarter of 2016. Net investment income per share during the fourth quarter of 2016 was $0.42, based on weighted average shares outstanding during the quarter of 40.4 million, compared to $0.42 per share during the third quarter of 2016, based on weighted average shares outstanding of 38.1 million. Net investment income per share during the fourth quarter of 2016 excluding one-time compensation expenses was $0.46 per share.

The Company’s net increase in net assets resulting from operations was $7.3 million during the fourth quarter of 2016, compared to $7.9 million during the third quarter of 2016. The Company’s net increase in net assets resulting from operations was $0.18 per share during the fourth quarter of 2016, based on weighted average shares outstanding of 40.4 million, compared to $0.21 per share during the third quarter of 2016, based on weighted average shares outstanding of 38.1 million.

Full Year 2016 Results

For the year ended December 31, 2016, total investment income was $113.7 million, compared to total investment income of $121.3 million for the year ended December 31, 2015. This change was primarily attributed to a $7.7 million decrease in non-recurring fee and dividend income.

Net investment income for 2016 was $58.9 million, compared to net investment income of $71.6 million during 2015. Net investment income per share during 2016 was $1.62, based on a weighted average share count of 36.4 million, compared to $2.16 per share during 2015, based on a weighted average share count of 33.2 million. Net investment income per share during 2016 excluding one-time compensation expenses was $1.81 per share.

The Company’s net increase in net assets resulting from operations during the year ended December 31, 2016, was $34.3 million, compared to $47.9 million for the year ended December 31, 2015. The Company’s net increase in net assets resulting from operations was $0.94 per share during 2016, based on the Company’s weighted average shares outstanding of 36.4 million, compared to $1.44 per share in 2015, based on the Company’s weighted average shares outstanding of 33.2 million.

The Company’s net asset value per share at December 31, 2016, was $15.13, based on total shares outstanding at December 31, 2016, of 40.4 million, compared to the Company’s net asset value per share at December 31, 2015, of $15.23, based on total shares outstanding at December 31, 2015, of 33.4 million. As of December 31, 2016, the Company’s weighted average yield on all of its outstanding debt investments (other than non-accrual debt investments) was 11.7%, compared to 12.2% at December 31, 2015.

Liquidity and Capital Resources

Commenting on the Company’s liquidity position, Steven C. Lilly, Chief Financial Officer, stated, “Triangle ended the year with approximately $280 million of available liquidity, and the approval of the third SBIC license in January will provide up to $100 million of additional capacity for SBA-guaranteed debentures. We are fortunate to have access to attractively priced capital to support our investment activities in 2017.”

At December 31, 2016, the Company had cash and cash equivalents totaling $107.1 million and $173.0 million of available borrowing capacity under its $300.0 million senior credit facility.

As of December 31, 2016, the Company had outstanding non-callable, fixed-rate SBA-guaranteed debentures totaling $250.0 million with a weighted average interest rate of 3.90%. In addition, the third SBIC license that was approved in January of 2017 provides up to $100.0 million of additional borrowing capacity for SBA-guaranteed debentures.

Recent Portfolio Activity

During the year ended December 31, 2016, the Company made sixteen new investments, including recapitalizations of existing portfolio companies, totaling $274.1 million, additional debt investments in eleven existing portfolio companies totaling $37.8 million and additional equity investments in ten existing portfolio companies totaling $7.5 million. The Company had fourteen portfolio company loans repaid at par totaling $170.8 million, which resulted in realized gains totaling $1.4 million, and received normal principal repayments, partial loan repayments and PIK interest repayments totaling $41.1 million. The Company converted subordinated debt investments in one portfolio company into an equity investment and recognized a net realized loss on such conversion totaling $1.6 million. The Company wrote-off debt and equity investments in two portfolio companies and recognized realized losses on the write-offs of $18.7 million. In addition, the Company received proceeds related to the sales of certain equity securities totaling $34.4 million and recognized net realized gains on such sales totaling $20.9 million.

New investment transactions which occurred during the fourth quarter of 2016 are summarized as follows:

In October, 2016, the Company made a $23.3 million investment in Fridababy Holdings, LLC ("Fridababy") consisting of unitranche debt and equity. Fridababy markets and distributes baby products.

In October, 2016, the Company made a $17.0 million investment in Del Real, LLC ("Del Real") consisting of subordinated debt and equity. Del Real is a leading Hispanic refrigerated foods company.

In October, 2016, the Company made a $16.3 million investment in Trademark Global LLC ("Trademark") consisting of subordinated debt and equity. Trademark is a distributor of consumer products through various e-commerce platforms.

In November, 2016, the Company made a $15.0 million second lien debt investment in ProAmpac PG Borrower LLC (“ProAmpac”). ProAmpac is a manufacturer of flexible packaging products.

In November, 2016, the Company made a $2.0 million equity investment in Aden & Anais Holdings, Inc. (“Aden & Anais”). Aden & Anais designs and distributes baby wraps, swaddling blankets and other products for newborn babies.

In December, 2016, the Company made a $25.8 million investment in SCUF Gaming, Inc. (“SCUF”) consisting of unitranche debt and equity. SCUF is the leading designer, manufacturer and e-commerce platform of sales of advanced feature, customized gaming controllers and accessories for use on PlayStation, Xbox and PC.

In December, 2016, the Company made a $20.6 million investment in Lakeview Health Holding, Inc. (“Lakeview”) consisting of unitranche debt and equity. Lakeview is a provider of substance abuse treatment services.

In December, 2016, the Company made a $3.0 million subordinated debt investment in SCA Pharmaceuticals, LLC (“SCA”). SCA provides sterile, compounded pharmaceutical products on an outsourced basis to acute care hospitals.

In December, 2016, the Company made a $15.0 million second lien debt investment in IPS Structural Adhesives Holdings, Inc. (“IPS”). IPS is a manufacturer of specialty adhesives and plumbing products.

In December, 2016, the Company made a $6.0 million investment in All Metals Holdings, LLC (“All Metals”) consisting of subordinated debt and equity as part of a recapitalization financing. All Metals is a toll processer and value-added distributor of steel for automotive, building products, appliance, lawn & garden, energy and other end markets.

New portfolio investments subsequent to year end are summarized as follows:

In January, 2017, the Company made a $30.0 million investment in AM General, LLC (“AM General”) consisting of first and second lien debt. AM General is the founder and sole producer of the High Mobility Multipurpose Wheeled Vehicle (“Humvee”).

In January, 2017, the Company made a $20.0 million investment in Native Maine Operations, Inc. (“Native Maine”) consisting of revolving debt, term loan debt and equity. Native Maine is an independent fresh foodservice distributor in the state of Maine.

In February, 2017, the Company made a $15.0 million second lien debt investment in REP WWEX Acquisition Parent, LLC (“REP WWEX”). REP WWEX is a non-asset based third-party logistics provider focused on serving small-to-medium sized businesses.

Annual Meeting of Stockholders

The 2017 Annual Meeting of Stockholders of Triangle Capital Corporation will be held at the Woman’s Club of Raleigh, 3300 Woman’s Club Drive, Raleigh, North Carolina 27612 on Wednesday, May 3, 2017, at 8:30 a.m. (Eastern Time) for stockholders of record as of the close of business on February 22, 2017.

Conference Call to Discuss Fourth Quarter and Full Year 2016 Results

Triangle has scheduled a conference call to discuss fourth quarter and full year 2016 operating and financial results for Thursday, February 23, 2017, at 9:00 a.m. ET.

To listen to the call, please dial 877-312-5521 or 253-237-1143 approximately 10 minutes prior to the start of the call. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available until February 27, 2017. To access the replay, please dial 855-859-2056 or 404-537-3406 and enter the passcode 60627669.

Triangle’s quarterly and annual results conference call will also be available via a live webcast on the investor relations section of its website at http://ir.tcap.com/events.cfm. Access the website 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the Company's website until March 31, 2017.

Triangle will post a brief, pre-recorded on-demand podcast on the investor relations section of the Company’s website after 4:00 p.m. ET on Wednesday, February 22, 2017, in conjunction with the filing of Triangle’s 10-K. The purpose of the podcast is to provide interested analysts and investors with meaningful statistical and financial information in advance of the participatory earnings call on Thursday, February 23, 2017.

About Triangle Capital Corporation
Triangle Capital Corporation (www.TCAP.com) invests capital in established companies in the lower middle market to fund growth, changes of control and other corporate events. Triangle offers a wide variety of investment structures with a primary focus on mezzanine financing with equity components. Triangle’s investment objective is to seek attractive returns by generating current income from debt investments and capital appreciation from equity related investments. Triangle’s investment philosophy is to partner with business owners, management teams and financial sponsors to provide flexible financing solutions. Triangle typically invests $5.0 million - $50.0 million per transaction in companies with annual revenues between $20.0 million and $300.0 million and EBITDA between $5.0 million and $75.0 million.
Triangle has elected to be treated as a business development company under the Investment Company Act of 1940 ("1940 Act"). Triangle is required to comply with a series of regulatory requirements under the 1940 Act as well as applicable NYSE, federal and state laws and regulations. Triangle has elected to be treated as a regulated investment company under the Internal Revenue Code of 1986. Failure to comply with any of the laws and regulations that apply to Triangle could have a material adverse effect on Triangle and its stockholders.

Forward-Looking Statements
This press release may contain forward-looking statements regarding the plans and objectives of management for future operations. Any such forward-looking statements may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “target,” “goals,” “plan,” “forecast,” “project,” other variations on these words or comparable terminology, or the negative of these words. These forward-looking statements are based on assumptions that may be incorrect, and we cannot assure you that the projections included in these forward-looking statements will come to pass. Our actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors, including the factors discussed in our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents or reports that we in the future may file with the Securities and Exchange Commission (the “SEC”). Copies of any reports or documents we file with the SEC are publicly available on the SEC’s website at www.sec.gov, and stockholders may receive a hard copy of our completed audited financial statements free of charge upon request to the Company at 3700 Glenwood Avenue, Suite 530, Raleigh, NC 27612.

We have based any forward-looking statements included in this press release on information available to us on the date of this press release, and we assume no obligation to update any such forward-looking statements, unless we are required to do so by applicable law. However, you are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the SEC, including subsequent annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contacts

E. Ashton Poole
President & Chief Executive Officer
919-719-8618
apoole@tcap.com

Steven C. Lilly
Chief Financial Officer
919-719-4789
slilly@tcap.com

TRIANGLE CAPITAL CORPORATION
Consolidated Balance Sheets

	December 31,
	2016	2015
Assets:
Investments at fair value:
Non-Control / Non-Affiliate investments (cost of $888,974,154 and $795,244,907 at December 31, 2016 and 2015, respectively)	$857,604,639	$774,238,518
Affiliate investments (cost of $162,539,224 and $171,486,103 at December 31, 2016 and 2015, respectively)	161,510,773	177,581,965
Control investments (cost of $45,418,113 and $40,618,113 at December 31, 2016 and 2015, respectively)	18,791,769	25,456,233
Total investments at fair value	1,037,907,181	977,276,716
Cash and cash equivalents	107,087,663	52,615,418
Interest and fees receivable	10,189,788	4,892,146
Prepaid expenses and other current assets	1,659,570	947,068
Deferred financing fees	2,699,960	3,480,444
Property and equipment, net	106,494	105,698
Total assets	$1,159,650,656	$1,039,317,490
Liabilities:
Accounts payable and accrued liabilities	$6,797,244	$7,463,514
Interest payable	3,996,940	3,714,470
Taxes payable	489,691	735,498
Deferred income taxes	2,053,701	4,988,317
Borrowings under Credit Facility	127,011,475	131,256,669
Notes	162,755,381	162,142,478
SBA-guaranteed debentures payable	245,389,966	220,648,789
Total liabilities	548,494,398	530,949,735
Commitments and contingencies
Net Assets:
Common stock, $0.001 par value per share (150,000,000 shares authorized, 40,401,292 and 33,375,126 shares issued and outstanding as of December 31, 2016 and 2015, respectively)	40,401	33,375
Additional paid in capital	686,835,054	549,242,439
Investment income in excess of distributions	5,884,512	16,127,141
Accumulated realized losses on investments	(24,211,594)	(25,813,329)
Net unrealized depreciation of investments	(57,392,115)	(31,221,871)
Total net assets	611,156,258	508,367,755
Total liabilities and net assets	$1,159,650,656	$1,039,317,490
Net asset value per share	$15.13	$15.23

TRIANGLE CAPITAL CORPORATION
Consolidated Statements of Operations

	Year Ended December 31,
	2016	2015	2014
Investment income:
Interest income:
Non-Control / Non-Affiliate investments	$73,110,821	$69,880,678	$62,519,733
Affiliate investments	13,262,066	16,812,432	11,561,939
Control investments	1,017,716	446,301	165,891
Total interest income	87,390,603	87,139,411	74,247,563
Dividend income:
Non-Control / Non-Affiliate investments	912,304	4,373,803	3,071,863
Affiliate investments	1,107,920	1,122,125	3,635,813
Control investments	300,333	79	—
Total dividend income	2,320,557	5,496,007	6,707,676
Fee and other income:
Non-Control / Non-Affiliate investments	6,735,108	9,084,933	5,644,964
Affiliate investments	1,250,757	3,359,995	1,234,208
Control investments	400,000	400,000	901,852
Total fee and other income	8,385,865	12,844,928	7,781,024
Payment-in-kind interest income:
Non-Control / Non-Affiliate investments	11,113,845	10,911,656	12,157,132
Affiliate investments	4,120,574	4,669,868	3,368,546
Control investments	—	—	12,071
Total payment-in-kind interest income	15,234,419	15,581,524	15,537,749
Interest income from cash and cash equivalent investments	348,113	224,743	237,671
Total investment income	113,679,557	121,286,613	104,511,683
Operating expenses:
Interest and other financing fees	26,720,572	26,754,001	21,180,153
Compensation expenses	23,675,809	19,009,256	17,561,819
General and administrative expenses	4,406,303	3,894,253	3,753,363
Total operating expenses	54,802,684	49,657,510	42,495,335
Net investment income	58,876,873	71,629,103	62,016,348
Realized and unrealized gains (losses) on investments and foreign currency borrowings:
Net realized gains (losses):
Non-Control / Non-Affiliate investments	(2,413,750)	9,002,793	7,396,233
Affiliate investments	4,398,798	2,314,896	7,732,820
Control investments	—	(38,807,152)	(1,497,725)
Net realized gains (losses)	1,985,048	(27,489,463)	13,631,328
Net unrealized appreciation (depreciation):
Investments	(26,017,287)	3,132,443	(45,234,198)
Foreign currency borrowings	(152,957)	2,363,214	1,071,236
Net unrealized appreciation (depreciation)	(26,170,244)	5,495,657	(44,162,962)
Net realized and unrealized losses on investments and foreign currency borrowings	(24,185,196)	(21,993,806)	(30,531,634)
Loss on extinguishment of debt	—	(1,394,017)	—
Provision for taxes	(435,245)	(384,028)	(3,122,266)
Net increase in net assets resulting from operations	$34,256,432	$47,857,252	$28,362,448
Net investment income per share — basic and diluted	$1.62	$2.16	$2.08
Net increase in net assets resulting from operations per share — basic and diluted	$0.94	$1.44	$0.95
Dividends/distributions per share:
Regular quarterly dividends/distributions	$1.89	$2.16	$2.16
Supplemental dividends/distributions	—	0.20	0.40
Total dividends/distributions	$1.89	$2.36	$2.56
Weighted average number of shares outstanding — basic and diluted	36,405,024	33,234,319	29,775,099

TRIANGLE CAPITAL CORPORATION
Consolidated Statements of Cash Flows

	Year Ended December 31,
	2016	2015	2014
Cash flows from operating activities:
Net increase in net assets resulting from operations	$34,256,432	$47,857,252	$28,362,448
Adjustments to reconcile net increase in net assets resulting from operations to net cash used in operating activities:
Purchases of portfolio investments	(319,466,966)	(453,928,052)	(474,576,082)
Repayments received/sales of portfolio investments	236,692,865	343,268,967	222,031,703
Loan origination and other fees received	5,813,991	7,099,587	7,474,178
Net realized (gains) losses on investments	(1,985,048)	27,489,463	(13,631,328)
Net unrealized (appreciation) depreciation on investments	28,951,901	(4,757,093)	45,384,904
Net unrealized (appreciation) depreciation on foreign currency borrowings	152,957	(2,363,214)	(1,071,236)
Deferred income taxes	(2,934,616)	1,624,648	(150,707)
Payment-in-kind interest accrued, net of payments received	(5,671,705)	(2,573,814)	(4,717,739)
Amortization of deferred financing fees	2,226,066	2,162,562	1,655,923
Loss on extinguishment of debt	—	1,394,017	—
Accretion of loan origination and other fees	(4,568,399)	(6,165,489)	(3,820,516)
Accretion of loan discounts	(397,104)	(487,163)	(995,053)
Accretion of discount on SBA-guaranteed debentures payable	31,899	188,295	184,595
Depreciation expense	70,108	60,244	48,363
Stock-based compensation	10,331,464	6,989,341	5,840,464
Changes in operating assets and liabilities:
Interest and fees receivable	(5,297,642)	2,516,959	(2,153,345)
Prepaid expenses and other current assets	(712,502)	(508,207)	442,439
Accounts payable and accrued liabilities	(666,270)	318,841	(349,255)
Interest payable	282,470	349,233	347,592
Taxes payable	(245,807)	(1,770,533)	1,441,487
Net cash used in operating activities	(23,135,906)	(31,234,156)	(188,251,165)
Cash flows from investing activities:
Purchases of property and equipment	(70,904)	(57,189)	(96,591)
Net cash used in investing activities	(70,904)	(57,189)	(96,591)
Cash flows from financing activities:
Borrowings under SBA-guaranteed debentures payable	32,800,000	—	31,310,000
Repayments of SBA-guaranteed debentures payable	(7,800,000)	—	—
Borrowings under credit facility	104,901,849	215,000,000	92,469,873
Repayments of borrowings under credit facility	(109,300,000)	(144,000,000)	(40,000,000)
Proceeds from notes	—	83,372,640	—
Redemption of notes	—	(69,000,000)	—
Financing fees paid	(1,123,401)	(2,919,436)	(809,024)
Net proceeds (expenses) related to public offerings of common stock	129,126,224	(54,967)	127,730,614
Common stock withheld for taxes upon vesting of restricted stock	(4,449,563)	(2,497,712)	(2,608,031)
Cash dividends/distributions paid	(66,476,054)	(74,752,788)	(74,290,996)
Net cash provided by financing activities	77,679,055	5,147,737	133,802,436
Net increase (decrease) in cash and cash equivalents	54,472,245	(26,143,608)	(54,545,320)
Cash and cash equivalents, beginning of year	52,615,418	78,759,026	133,304,346
Cash and cash equivalents, end of year	$107,087,663	$52,615,418	$78,759,026
Supplemental disclosure of cash flow information:
Cash paid for interest	$23,366,963	$23,021,114	$18,330,991
Summary of non-cash financing transactions:
Dividends paid through DRIP share issuances	$3,075,553	$3,726,177	$3,017,944